-- BDO UNICON LETTERHEAD --
                              ---------------------


June 9, 2005

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549


Dear Sir or Madam:


We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on April 21, 2005, to be filed by our former client, Victoria Industries, Inc. We agree with the statements made in response to that
Item insofar as they relate to our Firm.

Very truly yours,


/s/
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By: Alexander Verenkov
Title: Deputy General Director